EXHIBIT 99.1
FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill Fentura Financial, Inc. (810) 714-3985 July 20, 2007
For Immediate Release
FENTURA FINANCIAL, INC. REPORTS SECOND QUARTER EARNINGS
     Fenton, Michigan—July 20, 2007—Fentura Financial, Inc. (trading symbol: FETM), the holding company for The State Bank of Fenton, Michigan, Davison State Bank of Davison, Michigan, and West Michigan Community Bank of Hudsonville, Michigan, today announced earnings for the second quarter of 2007. Net income for the quarter was $844,000 or $.39 per diluted share, compared to net income of $1,258,000, or $.59 per diluted share, reported for the second quarter of 2006. Net income for the first six months of 2007 was $1,792,000, or $.83 per diluted share, compared to net income of $2,465,000, or $1.15 per diluted share, reported for the six months ended June 30, 2006. According to CEO Donald L. Grill, “The second quarter and year-to-date results reflect the continuing softness of the Michigan economy, particularly in the construction and land development sectors, negatively impacting our loan and deposit growth rates and the overall financial performance of our banks.”
COMPONENTS OF SECOND QUARTER RESULTS
     Second quarter net interest income totaled $5,392,000 compared to $5,845,000 reported for the second quarter of 2006, a decrease of $453,000 or 7.8%. The decrease in net interest income resulted primarily from a decline in the net interest margin caused by increases in funding costs partially offset by an increase in interest income from loan growth. The net interest margin for the quarter was 3.91% compared to 4.17% for the second quarter of 2006.

Non-interest income of $2,028,000 for the quarter increased $140,000, or 7.4% compared to the $1,888,000 reported for the second quarter of 2006. Trust and investment services income of $461,000 for the quarter, increased $44,000, or 10.6% compared to the $417,000 reported in the second quarter of 2006 primarily due to an increase in investment and financial planning revenue. Other income of $612,000 for the quarter increased $248,000, or 68.1% compared to the $364,000 reported for the second quarter of 2006, primarily due to increases in lease income and gains on the sale of other real estate owned (OREO). Partially offsetting the increases for the quarter were decreases in service charges on deposits and gains on the sale of mortgage loans compared to those reported in the second quarter of 2006.
     Second quarter 2007 non-interest expense of $5,598,000 declined $115,000, or 2.0% compared to the $5,713,000 reported for the second quarter of 2006, a reflection of the subsidiary bank’s efforts to control operating expenses, primarily salaries and benefits.
     Provision for loan losses expense was $649,000 for the quarter ended June 30, 2007 compared to $240,000 for the quarter ended June 30, 2006. The provision expense increase was based on higher levels of loans being monitored for credit quality and an increase in non-performing assets. Non-performing assets totaled $6,312,000 as of June 30, 2007 compared to $2,245,000 at June 30, 2006. The increase was primarily in other real estate owned and in loans in the process of redemption. Michigan economic challenges including the loss of jobs and a saturated residential real estate market have caused deterioration in asset quality primarily in the commercial loan portfolio and specifically in construction and development loans. “While we remain optimistic about our ability to collect the principal associated with our non-performing loans, we feel it is appropriate to record a provision for loan losses based on current trends and credit risk of our portfolio,” noted CEO Grill.
     Assets totaled of $619,119,000 at June 30, 2007 compared to $629,165,000 at June 30, 2006. The reliance on other borrowings and subordinated debt was reduced to $31,104,000 at June 30, 2007, a decline of $11,591,000, primarily a result of scheduled maturities. Total securities declined by $11,854,000 to $97,750,000 at June 30, 2007 as loans, including loans held for sale, at June 30, 2007 increased to $459,136,000 compared to $457,656,000 at June 30, 2006.

     The return on average shareholders equity for the quarter ended June 30, 2007 was 6.36% compared to 10.46% reported for the second quarter of 2006. Cash dividends paid to shareholders increased 11.0% to $540,000 compared to the $487,000 paid during the second quarter of 2006.
YEAR TO DATE RESULTS
     Net interest income for the six months ended June 30, 2007 of $10,792,000 decreased $919,000 or 7.8% compared to the $11,711,000 reported for the same period in 2006. Increases in interest income for the six month period in 2007 recognized from loan growth were offset by increased interest expense based on higher rates on new and re-pricing certificates of deposit. Non-interest income of $3,893,000 for the six month period increased $213,000, or 5.8% compared to the $3,680,000 reported for the same period in 2006. Increased income from trust and investment services due to growth, gains on the sale of other real estate owned, and leases account for non-interest income increases in 2007. Non-interest expense of $11,094,000 for the six months ended June 30, 2007 decreased $183,000, or 1.6% compared to the $11,277,000 reported for the same period in 2006. Lower salary and benefits expense in 2007 due to the subsidiary bank’s efforts to control cost, is the primary contributor to the 2007 trend. Provision to the allowance for loan losses of $1,088,000 for the six months ended June 30, 2007 increased $448,000, or 70% compared to the $640,000 provided in the same period of 2006. Provision was increased in 2007 due to increased non-performing assets and loans being monitored for credit quality.
     Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving in Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving the Davison area; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.
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CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

Fentura Financial Inc.
Consolidated Balance Sheets
(Dollars in thousands)
UNAUDITED

	June 30	Mar 31	Dec 31	Sept 30	June 30
	2007	2007	2006	2006	2006

ASSETS

Cash and cash equivalents
Cash and due from banks	$18,658	$17,236	$19,946	$17,473	$19,346
Short term investments	4,250	6,100	9,500	8,950	6,900

Total cash & cash equivalents	22,908	23,336	29,446	26,423	26,246

Securities:
Securities available for sale	88,816	88,783	91,104	92,557	92,646
Securities held to maturity	8,934	10,441	11,899	12,202	16,958

Total securities	97,750	99,224	103,003	104,759	109,604
Loans held for sale	1,066	2,352	2,226	2,079	679
Loans:
Commercial	298,359	298,338	272,401	268,305	265,097
Real estate — construction	62,722	64,973	78,927	82,414	87,908
Real estate — mortgage	37,842	35,562	36,867	37,963	37,076
Consumer	59,147	60,953	62,798	65,090	66,896

Total loans	458,070	459,826	450,993	453,772	456,977
Less: Allowance for loan losses	(7,174)	(6,962)	(6,692)	(6,625)	(6,682)

Net loans	450,896	452,864	444,301	447,147	450,295

Bank owned life insurance	6,920	6,872	6,815	6,736	6,683
Bank premises and equipment	19,383	19,509	16,854	16,564	16,665
Federal Home Loan Bank stock	2,032	2,032	2,032	2,172	2,432
Accrued interest receivable	3,272	3,313	2,985	3,079	2,837
Goodwill	7,955	7,955	7,955	7,955	7,955
Acquisition intangibles	616	683	759	835	912
Other assets	6,321	6,812	5,922	5,215	4,857

TOTAL ASSETS	$619,119	$624,952	$622,298	$622,964	$629,165

LIABILITIES & SHAREHOLDERS’ EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits	81,606	77,790	74,887	75,564	77,463
Interest bearing deposits	451,012	453,559	453,668	456,021	456,937

Total deposits	532,618	531,349	528,555	531,585	534,400

Short-term borrowings	1,074	450	1,500	1,251	6,565
Federal Home Loan Bank Advances	11,030	11,052	11,052	11,091	12,130
Repurchase agreements	5,000	10,000	10,000	10,000	10,000
Subordinated debentures	14,000	14,000	14,000	14,000	14,000
Accrued interest, taxes & other liabilities	3,070	5,797	5,873	5,094	4,026

Total liabilities	566,792	572,648	570,980	573,021	581,121

STOCKHOLDERS’ EQUITY
Common stock — no par value 5,000,000 shares authorized	42,538	42,476	42,158	41,978	41,810
Retained earnings	10,827	10,524	10,118	9,149	8,358
Accumulated other comprehensive income (loss)	(1,038)	(696)	(958)	(1,184)	(2,124)

Total stockholders’ equity	52,327	52,304	51,318	49,943	48,044

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$619,119	$624,952	$622,298	$622,964	$629,165

* Common stock shares issued & outstanding	2,164,049	2,162,107	2,152,862	2,147,408	2,142,496

Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	0.66%	1.03%	1.13%	0.44%	0.44%
Allowance for Loan Losses as a % of Non-Performing Loans	227.44%	146.02%	131.16%	333.58%	330.14%
Accruing Loans Past Due 90 Days More to Total Loans	0.01%	0.11%	0.51%	0.02%	0.04%
Non-Performing Assets as a % of Total Assets	1.01%	1.12%	1.08%	0.48%	0.44%

Quarterly Average Balances:
Total Loans	461,450	452,274	452,334	451,301	455,734
Total Earning Assets	564,364	569,289	569,756	577,454	573,687
Total Shareholders’ Equity	53,224	51,968	51,253	48,844	48,223
Total Assets	619,249	622,594	620,960	630,713	622,474
Diluted Shares Outstanding	2,165,667	2,160,899	2,155,400	2,149,598	2,135,056

* Per share data adjusted for 10% stock dividend paid August 4, 2006

Fentura Financial Inc.
Consolidated Income Statements
(Dollars in thousands, except per share data)
UNAUDITED

	Three Months ended					Six months ended
	June 30	March 31	Dec 31	Sept 30	June 30	June 30	June 30
	2007	2007	2006	2006	2006	2007	2006

Interest income:
Interest & fees on loans	$8,917	$8,647	$8,920	$8,929	$8,852	$17,564	$17,282
Interest & dividends on securities:
Taxable	801	917	865	860	852	1,718	1,735
Tax-exempt	180	215	202	205	196	395	403
Interest on federal funds sold	44	167	124	218	79	211	173

Total interest income	9,942	9,946	10,111	10,212	9,979	19,888	19,593

Interest expense:
Deposits	3,990	3,961	3,964	3,943	3,594	7,951	6,835
Borrowings	560	585	552	567	540	1,145	1,047

Total interest expense	4,550	4,546	4,516	4,510	4,134	9,096	7,882

Net interest income	5,392	5,400	5,595	5,702	5,845	10,792	11,711
Provision for loan losses	649	439	240	240	240	1,088	640

Net interest income after provision for loan losses	4,743	4,961	5,355	5,462	5,605	9,704	11,071

Non-interest income:
Service charges on deposit accounts	836	851	958	989	950	1,687	1,760
Gain on sale of mortgage loans	119	84	171	124	157	203	320
Trust & investment services income	461	507	382	372	417	968	800
Loss on sale of securities	—	—	—	(2)	—	—	—
Other income and fees	612	423	507	457	364	1,035	800

Total non-interest income	2,028	1,865	2,018	1,940	1,888	3,893	3,680

Non-interest expense:
Salaries & employee benefits	3,193	3,247	2,894	3,197	3,313	6,440	6,641
Occupancy	510	503	459	457	510	1,013	943
Furniture and equipment	534	525	539	541	551	1,059	1,059
Loan and collection	85	91	93	72	84	176	155
Advertising and promotional	159	112	130	140	201	271	354
Other operating expenses	1,117	1,018	1,086	1,096	1,054	2,135	2,125

Total non-interest expense	5,598	5,496	5,201	5,503	5,713	11,094	11,277

Income before federal income taxes	1,173	1,330	2,172	1,899	1,780	2,503	3,474
Federal income taxes	329	382	665	563	522	711	1,009

Net Income	$844	$948	$1,507	$1,336	$1,258	$1,792	$2,465

*Per Share Data:
Basic earnings	$0.39	$0.44	$0.70	$0.62	$0.59	$0.83	$1.15
Diluted earnings	$0.39	$0.44	$0.70	$0.62	$0.59	$0.83	$1.15
Cash dividends declared	$0.25	$0.25	$0.25	$0.23	$0.23	$0.50	$0.45

Performance Ratios:
Return on Average Assets	0.55%	0.62%	0.96%	0.84%	0.81%	0.58%	0.79%
Return on Average Equity	6.36%	7.40%	11.66%	10.85%	10.46%	6.84%	10.26%
Net Interest Margin (FTE)	3.91%	3.94%	3.90%	4.01%	4.17%	3.93%	4.22%
Book Value Per Share	$24.18	$24.19	$24.08	$23.25	$20.38	$24.18	$22.42
Net Charge-offs	437	169	173	297	76	606	259
Ratio of Net charge-offs to Gross Loans	0.10%	0.04%	0.04%	0.12%	0.06%	0.13%	0.06%

* Per share data adjusted for 10% stock dividend paid August 4, 2006

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